UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 30, 2018

CERUS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21937	68-0262011
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2550 Stanwell Drive Concord, California		94520
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 288-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02 Results of Operations and Financial Condition.

On January 30, 2018, Cerus Corporation (“Cerus,” “we,” “our” or “us”), filed with the U.S. Securities and Exchange Commission (the “SEC”) a preliminary prospectus supplement (the “Preliminary Prospectus”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to its Registration Statement on Form S-3 (File No. 333-219727) filed with the SEC on August 4, 2017, amended on November 6, 2017 and December 29, 2017, and declared effective on January 8, 2018, in connection with a proposed public offering. In the Preliminary Prospectus, Cerus disclosed that it expects to report that it had cash, cash equivalents and short-term investments of approximately $60.7 million as of December 31, 2017. This amount reflects Cerus’ estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the year ended December 31, 2017, and has not been audited, reviewed or compiled by Cerus’ independent registered public accounting firm. Cerus’ financial closing procedures for the three months and year ended December 31, 2017 are not yet complete and, as a result, Cerus’ final results upon completion of its closing procedures may vary from the preliminary estimates, and any such differences may be material.

The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 30, 2018, we entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC (“BTIG” or the “Underwriter”) relating to the issuance and sale of 12,200,000 shares of our common stock, par value $0.001 per share. BTIG has agreed to purchase the shares of common stock pursuant to the Underwriting Agreement at a price of $4.10 per share. The proceeds to us from this offering are expected to be approximately $50.0 million, before deducting estimated offering expenses payable by us. The closing of the offering is expected to take place on or about February 2, 2018, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriter an option, exercisable for 30 days, to purchase up to an additional 1,830,000 shares of common stock.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Cerus and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The offering is being made pursuant to a registration statement on Form S-3 previously filed with and declared effective by the SEC and a prospectus supplement thereunder. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the shares in the offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 30, 2018, by and between Cerus and BTIG, LLC.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

Forward-Looking Statements

This report contains forward-looking statements. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to Cerus’ public offering, the expected proceeds therefrom, Cerus’ cash position as of December 31, 2017 and the closing of the offering. These forward-looking statements are based upon Cerus’ current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures and the audit of Cerus’ financial statements, risks related to market conditions and the satisfaction of customary closing conditions related to the public offering, and other risks detailed in Cerus’ filings with the SEC, including in Cerus’ quarterly report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 3, 2017 and in the preliminary prospectus supplement related to the proposed offering filed with the SEC on January 30, 2018. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K. Cerus does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION

Dated: February 1, 2018	By:	/s/ Kevin D. Green
Kevin D. Green Vice President, Finance and Chief Financial Officer